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                                                                     Exhibit 4.5


                     TERMINATION OF STOCKHOLDERS AGREEMENT

     THIS TERMINATION OF STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 29, 2001, is made by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Company"), MTD PRODUCTS INC, an Ohio corporation ("MTD"), and the individuals signing this Agreement below (the "Remaining Original Shiloh Stockholders").

RECITALS

     A. The Company, MTD, the Remaining Original Shiloh Stockholders and certain other Original Shiloh Stockholders (as hereinafter identified) were parties to a Stockholders Agreement dated as of June 22, 1993 (the "Stockholders Agreement") relating to their respective ownership of the Common Stock, par value $.01 per share, of the Company. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Stockholders Agreement.

     B. All of the parties to the Stockholders Agreement amended the Stockholders Agreement pursuant to a First Amendment to Stockholders Agreement dated as of March 11, 1994 ("First Amendment to Stockholders Agreement") in order to remove and release certain of the Original Shiloh Stockholders from the scope of the Stockholders Agreement (identified as follows: Patricia A. Patrick, Nancy K. LaYacona, Vincent J. Fanello Trust, Michelle Fanello Trust and Michael C. Fanello).

     C. The remaining parties to the Stockholders Agreement wish to terminate the Stockholders Agreement.

AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  TERMINATION OF STOCKHOLDERS AGREEMENT
            -------------------------------------

     The parties hereto agree that as of the date hereof, the Stockholders Agreement shall terminate and extinguish. The provisions of Section 2.1 of the Stockholders Agreement regarding corporate governance and composition of the Board of Directors of the Company shall terminate. In addition, the restrictions on Transfer set forth in Section 3.1 of the Stockholders Agreement shall terminate.
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SECTION 2.    LEGENDS
              -------

     The provisions of Section 3.5 of the Stockholders Agreement shall no longer apply as to the portion of the legend which refers to the Stockholders Agreement. The Company will assist with the reissuance of any certificates to reflect the removal of such provisions.

SECTION 3.    GENERAL PROVISIONS
              ------------------

       3.1    Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

       3.2    Entire Agreement.  This Termination Agreement embodies the entire
              ----------------
agreement among the parties in relation to its subject matter.

       3.3 This Agreement may be executed by the parties in two or more counterparts each of which when executed shall be deemed an original and all of which when taken together shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

       IN WITNESS WHEREOF, the Company, MTD and the Remaining Original Shiloh Stockholders have executed this Termination of Stockholders Agreement as of the day and year first above written.


MTD PRODUCTS INC                        SHILOH INDUSTRIES, INC.

By:    /s/ Dieter Kaesgen               By:      /s/ John F. Falcon
     -----------------------------           ------------------------------
Its:   President                        Its:     Chief Executive Officer

                    REMAINING ORIGINAL SHILOH STOCKHOLDERS
                    --------------------------------------

DOMINICK C. FANELLO TRUST               JAMES C. FANELLO TRUST
By:    The Richland Bank,               By:  Key Bank, N.A., formerly
       as Trustee                            known as Society Bank & Trust
                                             at Mansfield, as Trustee

By:      /s/ John P. Stewart            By:      /s/ Nicholas Gesour
       -----------------------------           ------------------------------
Title:   Vice President & Trust         Title:   Vice President
         Officer

                   [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

                                       2
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ROSE M. FANELLO TRUST                   KATHLEEN M. FANELLO TRUST

By:    The Richland Bank,               By:  Key Bank, N.A., formerly
       as Trustee                            known as Society Bank & Trust
                                             at Mansfield, as Trustee

By:      /s/ John P. Stewart            By:      /s/ Nicholas Gesour
       -----------------------------           ------------------------------
Title:   Vice President & Trust         Title:   Vice President
         Officer


By:    Robert L. Grissinger             By:  Robert E. Sutter
       /s/ Robert L. Grissing                /s/ Robert E. Sutter
------------------------------------    -------------------------------------

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